Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholders of Fresh Human Global Ltd.

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Fresh Human Global Ltd. and subsidiaries (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”).   In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinions

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Simon & Edward, LLP

Los Angeles, California

March 15, 2019

We have served as the Company's auditor since 2017.

FRESH HUMAN GLOBAL LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,364,582	$17,720
Accounts receivables	55,246	-
Prepaid expenses	19,088	61
TOTAL CURRENT ASSETS	4,438,916	17,781

Rent deposit - non current	10,058	-
TOTAL ASSETS	$4,448,974	$17,781

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Other payables and accrued liabilities	$25,667	$2,796
Other payables - related parties	233,373	122,948
Taxes payable	277	1,222
TOTAL CURRENT LIABILITIES	259,317	126,966

COMMITMENTS AND CONTINGENCIES

EQUITY:
Ordinary Shares: $1 par value, 50,000 shares authorized, 1 share issued and outstanding as of December 31, 2018 and December 31, 2017	1	1
Additional paid-in capital	4,585,095	150,561
Accumulated deficit	(409,065)	(246,972)
Accumulated other comprehensive income	13,626	(12,775)
TOTAL EQUITY	4,189,657	(109,185)

TOTAL LIABILITIES AND EQUITY	$4,448,974	$17,781

The accompanying notes are an integral part of the consolidated financial statements.

FRESH HUMAN GLOBAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	FOR THE YEARS ENDED DECEMBER 31,
	2018	2017

REVENUE	$60,096	$22,194
SALES TAXES	(137)	-
TOTAL REVENUE	59,959	22,194

OPERATING EXPENSES	222,010	45,934

LOSS FROM OPERATIONS	(162,051)	(23,740)

OTHER INCOME (EXPENSE)
Finance/interest expense	(121)	(90)
Other income, net	79	666
TOTAL OTHER INCOME (EXPENSE), NET	(42)	576

NET LOSS	(162,093)	(23,164)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	26,401	(12,842)

COMPREHENSIVE LOSS	(135,692)	(36,006)

WEIGHTED AVERAGE NUMBER OF SHARES	1	1

LOSS PER SHARE - BASIC AND DILUTED	(162,093)	(23,164)

Net loss per share	(162,093)	(23,164)

The accompanying notes are an integral part of the consolidated financial statements.

FRESH HUMAN GLOBAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Ordinary Shares		Additional	Retained earnings / Accumulated deficits		Accumulated other
			paid-in	Statutory		comprehensive
	Shares	Amount	capital	reserves	Unrestricted	income	Total
BALANCE, December 31, 2016	1	$1	$150,561	$-	$(223,808)	$67	$(73,179)
Net loss			-	-	(23,164)	-	(23,164)
Foreign currency translation			-	-	-	(12,842)	(12,842)
BALANCE, December 31, 2017	1	1	150,561	-	(246,972)	(12,775)	(109,185)
Capital contribution			4,434,534	-	-	-	4,434,534
Net loss			-	-	(162,093)		(162,093)
Foreign currency translation adjustments			-	-	-	26,401	26,401
BALANCE, December 31, 2018	1	$1	$4,585,095	$-	$(409,065)	$13,626	$4,189,657

The accompanying notes are an integral part of the consolidated financial statements.

FRESH HUMAN GLOBAL LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(162,093)	$(23,164)
Changes in operating assets and liabilities
Accounts receivable	(57,463)	-
Other receivables, related party	-	(592)
Prepaid expenses and other	(19,794)	(30)
Rent deposit - non current	(10,462)	-
Other payables and accrued liabilities	23,946	3,308
Customer deposit	-	-
Taxes payable	(914)	-
Net cash used in operating activities	(226,780)	(20,478)

CASH FLOWS FINANCING ACTIVITIES:
Other payables - related parties	121,776	(25,037)
Contribution by shareholder	4,434,534	-
Net cash provided by financing activities	4,556,310	(25,037)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH AND CASH EQUIVALENTS	17,332	2,342

INCREASE(DECREASE) IN CASH AND CASH EQUIVALENTS	4,346,862	(43,173)

CASH AND CASH EQUIVALENTS, beginning of year	17,720	60,893

CASH AND CASH EQUIVALENTS, end of year	4,364,582	17,720

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

FRESH HUMAN GLOBAL LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Operations

Fresh Human Global Ltd. (“Fresh Human” or the “Company”) is a holding company incorporated on May 25, 2018, under the laws of Cayman Islands. Fresh Human has no substantive operations other than holding the outstanding share of Tuotuo River HK Limited (“Tuotuo River”). Tuotuo River, a Hong Kong Limited Liability Company, is a holding company incorporated on June 6, 2018. Tuotuo River holds all of the outstanding equity of Beijing Qianhaitong Technology Development Co., Ltd (“Tuotuo River WFOE”).

Fresh Human and Tuotuo River were established as the holding companies of Tuotuo River WFOE. Tuotuo River WFOE is the primary beneficiary of Beijing Ouruixi Medical Technology Co., Ltd. (“Beijing Ouruixi”). Beijing Ouruixi is in the business of cell research, development, and storage and cell culture service in the People’s Republic of China. All of these entities included in Fresh Human are under common control, which results in the consolidation of Beijing Ouruixi which have been accounted for as a reorganization of entities under common control at carrying value.

On December 19, 2018, Fresh Human completed a reorganization of entities under common control of its shareholders, who collectively owned all of the equity interests of Fresh Human prior to the reorganization. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of Fresh Human.

Contractual Arrangements

Beijing Ouruixi’s PRC business license includes business activities of cell research, development, and storage and cell culture service and it is being included as social survey category, which is within the business category in which foreign investment is restricted pursuant to the current PRC regulations. As such, Beijing Ouruixi is controlled through contractual agreements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of four agreements (collectively the “Contractual Arrangements”). The significant terms of the Contractual Agreements are as follows:

Technical Consultation and Services Agreement

Pursuant to the Technical Consultation and Services Agreement dated December 19, 2018 between Tuotuo River WFOE and Beijing Ouruixi, Tuotuo River WFOE is engaged as exclusive provider of management consulting services to Beijing Ouruixi. For such services, the Beijing Ouruixi agrees to pay service fees determined based on all of their net income to Tuotuo River WFOE or Tuotuo River WFOE has obligation to absorb all of the losses Beijing Ouruixi.

The technical consultation and services agreement, remains in effect for 20 years until December 19, 2038. The agreement can be extended only if Tuotuo River WFOE gives its written consent of extension of the agreement before the expiration of the agreement and Beijing Ouruixi shall agree to the extension without reserve.

Equity Option Agreements

Pursuant to the equity option agreements dated December 19, 2018 among the shareholders who collectively owned all of Beijing Ouruixi and Tuotuo River WFOE, these shareholders jointly and severally granted Tuotuo River WFOE an option to purchase their equity interests in Beijing Ouruixi. The purchase price shall be the lowest price permitted under applicable PRC laws. If the purchase price is greater than the registered capital of Beijing Ouruixi, these shareholders of Beijing Ouruixi are required to immediately return any amount in excess of the registered capital to Tuotuo Ricer WFOE or its designee of Tuotuo River WFOE. Tuotuo River WOFE may exercise such option at any time until it has acquired all equity interests of Beijing Ouruixi. The agreements will terminate at the date on which all of these shareholders’ equity interests of Beijing Ouruixi has been transferred to Tuotuo River WFOE or its designee.

Equity Pledge Agreements

Pursuant to the equity pledge agreements dated December 19, 2018, the shareholders who collectively owned all of Beijing Ouruixi, pledge all of the equity interests in Beijing Ouruixi to Tuotuo River WFOE as collateral to secure the obligations of Beijing Ouruixi under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Tuotuo River WFOE’s interests, without Tuotuo River WFOE’s prior approval. In the event of default, Tuotuo River WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of Beijing Ouruixi. The agreement shall be continuously valid until these shareholders are no longer shareholders of Beijing Ouruixi or the satisfaction of all its obligations by the Beijing Ouruixi under the Technical Consultation and Services Agreement.

Voting Rights Proxy and Financial Supporting Agreements

Pursuant to the voting rights proxy and financial supporting agreements dated December 19, 2018, the shareholders of Beijing Ouruixi give Tuotuo River WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Beijing Ouruixi and to exercise all of their rights as shareholders of Beijing Ouruixi, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in Beijing Ouruixi. In consideration of such granted rights, Tuotuo River WFOE agrees to provide the necessary financial support to Beijing Ouruixi whether or not Beijing Ouruixi incurs loss, and agrees not to request repayment if Beijing Ouruixi is unable to do so. The agreements shall remain in effect for 20 years until December 19, 2038.

Based on the foregoing contractual arrangements, which grant Tuotuo River WFOE effective control of Beijing Ouruixi, obligate Tuotuo River WFOE to absorb all of the risk of loss from their activities, and enable Tuotuo River WFOE to receive all of their expected residual returns, the Company accounts for Beijing Ouruixi as a variable interest entity (“VIE”).

The Company consolidates the accounts of Beijing Ouruixi for the periods presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

The accompanying consolidated financial statements reflect the activities of Fresh Human and each of the following entities:

Name	Background	Ownership
Tuotuo River HK	· A Hong Kong company · Incorporated on June 6, 2018	100%
Tuotuo River WFOE	· A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”) · Incorporated on August 21, 2018	100% owned by Tuotuo River HK
Beijing Ouruixi	· A PRC limited liability company · Incorporated on November 12, 2010 · Cell research, development, and storage and cell culture service	VIE of Tuotuo River WOFE

Recent Development

On December 31, 2018, General Steel Holdings, Inc. (the “Registrant”), entered into a Share Exchange Agreement (the “Agreement”) with Fresh Human Global Ltd., a Cayman Islands corporation (“Fresh Human ”) and Hummingbird Holdings Limited, the sole shareholder of Fresh Human (“Hummingbird”) holding one share of Fresh Human. Pursuant to the terms of the Agreement, Hummingbird exchanged its equity interest in Fresh Human for 4,175,095 shares of restricted stock (the “Shares”) of the Registrant (the “Exchange”). As a result of the Exchange, Fresh Human is now a wholly-owned subsidiary of the Registrant.

Note 2 – Summary of significant accounting policies

(a)	Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b)	Principles of consolidation – subsidiaries

The consolidated financial statements include the financial statements of the Company and its subsidiaries, which include the wholly-foreign owned enterprise ("WFOE") and variable interest entities ("VIEs") over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company transactions and balances have been eliminated upon consolidation.

(c)	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and footnotes. Actual results could differ from these estimates.

(d)	Foreign currency translation and other comprehensive income

The reporting currency of the Company is the U.S. dollar. The Company’s subsidiaries in China use the local currency, Renminbi (“RMB”), as their functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of operations accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in other comprehensive income in the statement of operation and comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in other comprehensive income amounted to $26,401 and ($12,842) for the years ended December 31, 2018 and December 31, 2017, respectively. The balance sheet amounts, with the exception of equity at December 31, 2018 and December 31, 2017 were translated at 6.88 RMB and 6.51 RMB to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to statement of operations accounts for the years ended December 31, 2018 and 2017 were 6.61 RMB and 6.76 RMB, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

(e)	Financial instruments

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

 The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of financial assets and liabilities in the consolidated balance sheets for cash, accounts receivable, other payable and accrued liabilities approximate fair value due to the short-term duration of those instruments.

(f)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits and time deposit in banks with original maturities of three months or less than three months.

(g)	Accounts receivable and allowance for doubtful accounts

Accounts receivable include trade accounts due from customers. An allowance for doubtful accounts is established and recorded based on managements’ assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

(h)	Other receivable and allowance for doubtful accounts

Other receivable consists mainly cash advances to employees. An allowance for doubtful accounts is established and recorded based on managements’ assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

(i)	Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018. This did not result in an adjustment to the retained earnings upon adoption of this new guidance as the Company’s revenue was recognized based on the amount of consideration expected to receive in exchange for satisfying the performance obligations.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The Company’s revenue streams are recognized over time.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. Upon adoption, the Company evaluated its revenue recognition policy for all revenue streams within the scope of the ASU under previous standards and using the five-step model under the new guidance and confirmed that there were no difference in the pattern of revenue recognition.

Sales taxes: Services fee that are earned and received in the PRC are subject to a Chinese value-added tax (“VAT”) at a rate of 3% prior to March 2017 (6% starting in April 2017) of the gross proceed or at a rate approved by the Chinese local government. Transaction fee and management fee that are earned and received in the PRC are also subject to various miscellaneous sales taxes at a rate of 7% of the VAT. VAT and miscellaneous sales taxes are presented as reduction of revenue.

(j)	Earnings (loss) per share

Basic earnings (loss) per share are computed by dividing income (loss) available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2018 and 2017, there were no dilutive shares.

(l)	Concentration of Risk

The Company maintains cash with banks in People’s Republic of China (“PRC” or “China”). In China, a depositor has up to RMB500,000 insured by the People’s Bank of China Financial Stability Bureau (“FSD”). As of December 31, 2018 and 2017, approximately $75,271 and $1,231 of the Company’s cash held by financial institutions were insured, and the remaining balance of approximately $4,288,850 and $nil were not insured.

For the years ending December 31, 2018 and 2017, the Company’s revenue are mainly derived from the following companies:

	2018		2017
	Revenue	% of total revenue	Revenue	% of total revenue
Customer A	$30,243	50%	$-	-
Customer B	27,219	45%	-	-
Customer C	-	-	13,316	60%
Customer D	-	-	8,878	40%

(m)	Recently issued accounting pronouncements adopted

In January 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The update requires equity investments (except those accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It eliminated the requirement for public entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. For public entities, the ASU is effective for the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company has evaluated and determined that the adoption did not have a material effect on the Company’s financial statements.

In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The objective is to clarify the two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for these areas. On May 28, 2014, the FASB completed its Revenue Recognition project by issuing Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). For public organizations, the new guidance on revenue recognition is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the original effective date of December 15, 2016 by one year. See Note 2 (i) for details.

In August 2016, the FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4)Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company has evaluated and determined that the adoption did not have a material effect on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, Scope of Modification Accounting, which amends the scope of modification accounting for share-based payment arrangements and provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. For all entities, this ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The Company has evaluated and determined that the adoption of this ASU did not have a material effect on the Company’s financial statements.

(n)	Recently issued accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02 Amendments to the ASC 842 Leases. This update requires lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Within a twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently in the process of evaluating the impact of the adoption of this accounting standard to its consolidated financial statement.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). The amendments in Part I of the Update change the reclassification analysis of certain equity-lined financial instruments (or embedded features) with down round features. The amendments in Part II of this Update re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. Management plans to adopt this ASU during the year ending December 2019. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

Note 3 – Cash and cash equivalents

Cash and cash equivalents consisted of the following as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Cash and cash equivalents:
Cash in bank and on hand	3,039	17,720
Time deposit – with original maturities less than three months	4,361,543	-
Total Cash and cash equivalents:	4,364,582	17,720

As of December 31, 2018, and 2017, the Company had time deposits of approximately $4,361,543 (RMB 30,000,000) and $nil, respectively, pledged as collateral to the bank for Tianjin Guangtai Changxin International Trading Co. See Note 8.

Note 4 – Variable interest entity (“VIE”)

On December 19, 2018, Tuotuo River WFOE entered into Contractual Arrangements with Beijing Ouruixi and its shareholders who collectively owns 100% of Beijing Ouruixi. The significant terms of these Contractual Arrangements are summarized in “Note 1 - Nature of business and organization” above. As a result, the Company classifies Beijing Ouruixi as a VIE.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Tuotuo River WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Beijing Ouruixi because it has both of the following characteristics:

(1)	The power to direct activities at Beijing Ouruixi that most significantly impact such entity’s economic performance, and

(2)	The obligation to absorb losses of, and the right to receive benefits from Beijing Ouruixi that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, Beijing Ouruixi pays service fees equal to all of its net income to Tuotuo River WFOE. At the same time, Tuotuo River WFOE is obligated to absorb all of Beijing Ouruixi’s losses. The Contractual Arrangements are designed so that Beijing Ouruixi operate for the benefit of Tuotuo River WFOE and ultimately, the Company.

Accordingly, the accounts of Beijing Ouruixi is consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, its financial positions and results of operations are included in the Company’s financial statements.

The carrying amount of the VIE’s consolidated assets and liabilities are as follows:

	December 31, 2018	December 31, 2017

Current assets	$4,438,916	$17,781
Total assets	4,448,974	17,781
Total liabilities	(259,317)	(126,966)
Net assets	$4,189,657	$(109,185)

	December 31, 2018	December 31, 2017

Current liabilities:
Other payables and accrued liabilities	$25,667	$2,796
Other payable – related party	233,373	122,948
Taxes payable	277	1,222
Total current liabilities	259,317	126,966
Total liabilities	$259,317	$126,966

The summarized operating results of the VIE’s are as follows:

	For the year ended December 31, 2018	For the year ended December 31, 2017

Operating revenues	$59,959	$22,194
Operating expenses	$222,010	$45,934
Loss from operations	$(162,051)	$(23,740)
Net loss	$(162,093)	$(23,164)

Under the VIE Arrangements, the Company has the power to direct activities of Beijing Ouruixi and can have assets transferred out of Beijing Ouruixi. Therefore, the Company considers that there is no asset in Beijing Ouruixi that can be used only to settle obligations of Beijing Ouruixi, except for registered capital and PRC statutory reserves, if any. As Beijing Ouruixi is incorporated as limited liability company under the Company Law of the PRC, creditors of the Beijing Ouruixi do not have recourse to the general credit of the Company for any of the liabilities of Beijing Ouruixi.

Note 5 – Related party transactions and balances

Related party balances

a.	Other payables – related parties:

Other payables – related parties are those nontrade payables arising from transactions between the Company and its related parties, such as advances or payments from these related parties for business expense on behalf of Fresh Human.

Name of related parties	Relationship	December 31, 2018	December 31, 2017
Baoning Shi	CEO	$172,821	$121,411
Beijing Ronghuida Investment Consulting Co., Ltd.	Common control under CEO	59,970	922
Beijing Hanjiang International Investment Consulting Co., Ltd.	Common control under CEO	582	615
Total		$233,373	$122,948

Note 6 – Equity

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Tuotuo River WFOE, and Beijing Ouruixi only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Tuotuo River WFOE and Beijing Ouruixi.

Tuotuo River WFOE and Beijing Ouruixi are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Tuotuo River WFOE may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. Beijing Ouruixi may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As of December 31, 2017 and 2018, Tuotuo River WFOE and Beijing Ouruixi collectively attributed none of retained earnings for their statutory reserves, respectively due to operation losses for both years.

Capital contribution

For the year ended December 31, 2018, the company increased $4,434,534 capital contribution from $150,561 to $4,585,095.

Note 7 – Taxes

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, Fresh Human is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Tuotuo River HK is incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, Tuotuo River HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

The subsidiaries and VIEs incorporated in the PRC are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate.

Beijing Ouruixi’s operations have incurred a cumulative net operating loss (“NOL”) of approximately RMB 1,228,471 (USD 185,257) as of December 31, 2018 which may reduce future taxable income. The Company periodically evaluates the likelihood of the realization of deferred tax assets, and reduces the carrying amount of the deferred tax assets by a valuation allowance to the extent it believes a portion will not be realized. Since Beijing Ouruixi had continuing losses so the Company made a full allowance of related deferred tax assets.

Note 8 – Commitments and contingencies

Contingencies

From time to time, the Company’s VIE Ouruixi maybe a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

In December 2018, Beijing Ouruixi signed a bank acceptance pledge contract with Shengjing Bank—Tianjin Branch and pledged Beijing Ouruixi's 30 million RMB time deposit certificate to the bank for Tianjin Guangtai Changxin International Trading Co. which issued a 30 million RMB acceptance bill at the bank, and Beijing Ouruixi provided pledge guarantee. The maturity date of the bill is March 18 and March 25, 2019. After the maturity date, the company guarantees will be automatically released.

The Company did not, however, accrue any liability in connection with such guarantee because the borrowers have been current in its repayment obligation and the Company has not experienced any losses from providing such guarantee. As of the date of this report, the Company has evaluated the guarantee and has concluded that the likelihood of having to make any payments under the guarantee agreement is remote.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of Tuotuo River WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

Commitments

The Company has operating leases for its offices. Rental expenses for the years ended December 31, 2018 and 2017 are $13,982 and $nil. At December 31, 2018, total future minimum annual lease payments under operating leases were as follows, by years:

Twelve months ending December 31, 2019	$73,331
Twelve months ending December 31, 2020	52,308
Thereafter	-
Total	$125,639

Note 9 – Subsequent events

The Company has evaluated subsequent events through the date these consolidated financial statements were issued and determine that there were no subsequent events or transactions that require recognition or disclosures in the consolidated financial statements.

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